QUASAR DISTRIBUTORS, LLC
                             POLICIES AND PROCEDURES

                 GENERAL CODE OF ETHICS / INSIDER TRADING POLICY

Introduction

This General Code of Ethics / Insider Trading Policy applies to Employees, Associated Persons and Registered Representatives (RRs) of Quasar who are not covered by their employers code of ethics. (Generally Quasar employees and affiliated RRs.) Typically termed Non-Access Persons.

In rare instances, an RR who is an employee of an Investment Advisor/Fund Company, might not be covered under their employers Code of Ethics. If this is the case they also would be required to be covered under Quasar's General Code of Ethics.

Access Persons will also comply with the Code of Ethics for Access Persons. "Access Person" means any director or officer of the Underwriter who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities.

Insider Trading Introduction

The federal prohibition against insider trading stems from the general antifraud provisions of the Securities Exchange Act of 1934 (the "Act") and the Investment Advisers Act of 1940. The Insider Trading and Securities Fraud Enforcement Act of 1988 amended both these acts by adding specific provisions designed to detect and deter insider trading, and to impose stiff sanctions upon violators and persons who "control" violators, such as employers and supervisors.

The Act requires all Broker/Dealers to establish, maintain and enforce written policies and procedures reasonably designed to prevent misuse of material nonpublic information by their employees or Associated Persons. The Act also imposes liability upon "controlling persons," i.e., employers such as the bank, parent companies and individual supervisors if the controlling person knew of, or recklessly disregarded the fact, that the "controlled person," was likely to engage in the misuse of material inside information and failed to take appropriate steps to prevent it.

The purpose of this policy statement is to establish 1) guidelines for Quasar Registered Representatives and Associated Persons to prevent insider trading, 2) procedures to detect insider trading, and 3) a basis for disciplining RRs and Associated Persons who violate this policy statement.

Definition of Inside Information

Federal and state securities laws make it unlawful for any person to trade or recommend trading in securities on the basis of material and nonpublic, or "inside" information.

Whether the information is nonpublic rarely presents a difficult question - the information is public if it has been disseminated generally to the marketplace through publication, such as a press release regarding merger negotiations or a reference in a financial publications, or is available to the marketplace generally through other sources.

Whether information is material is a more difficult question. Generally speaking, information is material if it is information that a reasonable investor would likely consider important in making a decision to buy, sell or hold securities. For example, information is likely to be material if it relates to significant changes affecting such matters as dividends, earnings estimates, write-downs of assets or additions to reserves for bad debts or contingent liabilities, the expansion or curtailment of operations, proposals or agreements involving a merger, acquisition, divestiture or leveraged buyout, new products or discoveries, major litigation, liquidity problems, extraordinary management developments, public offerings, changes of debt ratings, issuer tender offers, or recapitalization.


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

For purposes of compliance with this policy statement, any nonpublic information should be presumed to be material unless the Associated Person or Registered Representative has been advised otherwise by the Compliance Department. In case of doubt as to whether nonpublic information is material, contact the Compliance Department.

Misuse of Insider Information

The misuse of inside information constitutes fraud. Misuse includes the purchase or sale of a security based upon such "inside" information for any account over which an Associated Person or Registered Representative has control, the account of a client or the account of any other person supplied inside information by the Associated Person or Registered Representative.

Persons guilty of misusing inside information are subject to civil and criminal penalties (including imprisonment), SEC administrative actions and discipline by the various securities industry self-regulatory organizations. Registered Representatives and other Associated Persons who misuse inside information are also subject to immediate sanction by Quasar including termination of employment and registration.

Given the potentially severe consequences of a wrong decision, any person who is uncertain as to whether any information he or she possesses is inside information should contact the Compliance Department for advice rather than relying on his or her own judgment or interpretation.

Prohibiting Misuse of Inside Information

Those in possession of inside information must preserve the confidentiality of such information and abstain from trading until the inside information is disclosed and made public. It is the policy of Quasar that:

o No Registered Representative or Associated Person, while in possession of inside information relevant to a security, shall purchase or sell, or recommend or direct the purchase or sale of, such security for the account of his or her employer, a client or anyone else.

o No Registered Representative or Associated Person shall use inside information to purchase or sell securities for his or her own account, any account in which he or she has a direct or indirect beneficial interest (including accounts for family members) or any other account over which he or she has trading authority, discretion or power of attorney.

o No Registered Representative or Associated Person shall disclose inside information to any outside person without the authorization of the Compliance Department.

o Any Registered Representative or Associated Person who obtains inside information which is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action on the basis of the disclosed facts. If there are any questions about what constitutes sufficient time under the particular circumstances, contact the Compliance Department.

These prohibitions apply not only to the securities of issuers to which the inside information is directly related but also to any other securities (for example, securities of companies in the same industry) that may reasonably be expected to be affected by a public disclosure of the inside information.


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

Prevention of Inside Trading

To prevent insider trading, the Compliance Department will:

Conduct an annual education program, in most cases concurrent with the annual compliance meeting, to familiarize Associated Persons and Registered Representatives with the policies and procedures prohibiting insider trading.

Present new Registered Representatives and Associated Persons, these policies and procedures.

Answer questions regarding the policies and procedures prohibiting insider trading.

Receive a written certification from all Registered Representatives and Associated Persons stating that they have received and reviewed the polices and procedures, understand them, and agree to abide by them.

Review on a regular basis and update as necessary the polices and procedures regarding insider trading.

Resolve, with the assistance of the Law Department if necessary, whether information received by a Registered Representative or Associated Person is material and nonpublic.

When it is determined that a Registered Representative or Associated Person has material, nonpublic information, implement measures to prevent dissemination of such information and if necessary, restrict such persons from trading the securities of the issuer to which the information relates.

Detection of Insider Trading

All Associated Persons and Registered Representatives are required to notify the Compliance Department of all "personal and related brokerage accounts" held at a broker-dealer, a financial advisor, or trust company. In addition, all RRs must notify Quasar prior to opening or placing an initial order in a personal or related brokerage account with another broker/dealer and notify the executing broker/dealer of their association with Quasar.

Quasar RR Employees, Associated Persons and Affiliates will adhere to Quasar's Quarterly Disclosure Requirements with regard to personal securities transactions. All Registered Representatives or Associated Persons of Quasar Distributors, LLC, are required to complete, sign and return the Personal Securities Transactions form each quarter. (Form located at the end of this section.) This is required even if there are no reportable transactions.

Transactions are reportable if they meet the reporting criteria (i.e. if your aggregate total or reportable mutual fund and non-mutual fund transactions during the quarter is $10,000 or greater and are not otherwise exempt.) Please note that mutual funds are included in the reporting requirement (including 401(k) transactions)

Excluded from this requirement are transactions in U.S. Government or Federal agency obligations, and all transactions involving in the aggregate of less than $10,000 in principal amount during the quarter. Transactions in money market mutual funds and election percent changes in your 401K plan will be exempt both from calculation of the $10,000 reporting threshold and actual reporting. Also exempt from the reporting threshold are automated payroll deductions/contributions to an employee's 401(k), or other automated contributions to a mutual fund after tax savings plan (AIP, or Automatic Investment Plan).

Registered Personnel who are employees of Investment Advisors/Fund Companies are required to be covered by their employers code of ethics and must sign a certification substantiating that fact. The Investment Advisor/Fund Company is also required to sign a certification form. (If this is not the case, they must abide by Quasar's General Code of Ethics as discussed above.)


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

"Personal and related brokerage accounts" are 1) the Associated Persons's or Registered Representative's own account, 2) accounts of the Associated Person's or Registered Representative's spouse, children or other relative who receive financial support from the employee, 3) any account over which the Associate or Registered Representative or their spouse exercises control or investment influence.

Employees, Associated Persons and Registered Representatives must bring overall ethical and professional behavior to the job. All employees are responsible for monitoring and enforcing our Code of Ethics. The discovery of any questionable, fraudulent or illegal activities, offers or transactions in violation of Quasar's guidelines should be reported to either the Compliance Principal or the President. Any violation of any part of Quasar's Code of Ethics may result in corrective action up to and including termination.

Our Code of Ethics is intended to ensure a climate conducive to openness and integrity. It serves to prevent breaches of ethical actions and to provide the framework for fairness. Our Code is formed from the following beliefs:

Honesty and candor in all activities
Our business is based on mutual trust and absolute honesty in all our affairs, both internally and externally. This philosophy must be respected at all times and throughout both our personal and corporate behavior.

Our business demands personal candor and openness by all. Complete candor with our legal counsel, auditors, compliance staff and comptroller is essential. We expect of everyone the frankness and objectivity that lead to the earliest identification of real or potential, small or large problems. Any concealment of information for whatever reason is a violation of this Code and may result in corrective action up to and including termination. The honesty of all employees, Associated Persons, and RRs in all matters must be constantly encouraged and reinforced.

Gifts

Directors, officers, employees, Associated Persons, RRs and members of their families shall not solicit nor allow themselves to be solicited or accept gifts, entertainment, or other gratuities intended to or appearing to influence decisions or favors toward Quasar's business. Gifts with a value not exceeding $100, reasonable entertainment and other accommodations may be accepted if offered and accepted in goodwill only and not as a return for special treatment by Quasar. Quasar recognizes that the refusal of such gifts may damage relations; however, all gifts are to be limited to the stated nominal value.

Other payments and uses of vendor resources

Payments that include fees and commissions are an integral part of business activity. We regularly engage the service of vendors, as well as lawyers, consultants and other professionals. While selection for performance of a specific service may involve a degree of subjectivity, the choice should always be predicated on quality, competence, competitive price and service, customer relationship and evidence of the same standards of integrity demanded by this Code.

In all cases Quasar shall compete for business only on the basis of the quality and price of our services and to meet our customers' needs today and over time. At no time shall any employee enter into any payment or other arrangement that violates this statement, lowers our ethical standards or could conceivably bring disrepute to Quasar. Gifts, monetary payments, loans, lavish entertainment, or other values or favors made to or received from vendors or other outside parties in exchange for business or influence of any kind are strictly prohibited.


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

Commitments

Employees, Associated Persons, and RRs shall not make actual or apparent commitments, formally or informally, or on behalf of Quasar without appropriate authorization in accordance with approved procedures. Approved commitments within the scope of one's authority should be properly documented and retained.

Compliance

All are expected to comply with all state and federal laws and regulations that apply to our business. When laws or regulations seem unclear or ambiguous, individuals should consult the Compliance Officer or President for further clarification. In addition, we must never violate or fail to comply with Quasar's established policies or procedures. Records should be kept accurate.

Form U-4 Updates/Amendments

Quasar Registered Representatives will notify the Quasar Compliance, in writing or via e-mail, of any changes or amendments to the information listed on Form U-4. This information includes but is not limited to:

      Name
      Home Address, Telephone
      Activities away from the firm (outside business)
      Incidents involving criminal charges and/or convictions
      Disciplinary actions by securities regulators or other parties
      Customer complaints
      Investigations or actions by securities regulators or other parties Insurance, attorney, accountant or federal contractor license suspension or revocation

Upon receipt, the Compliance Principal or Administrator will electronically amend Form U-4 to reflect the updated information. A copy of form U-4 form will be provided to the RR upon request.

Integrity in Decision-Making and Use of our Resources

The nature of our business provides opportunities that can be developed through integrity in our personal and professional business practices. We are accountable to a number of constituencies -our clients, our employees, Associated persons, RRs, government agencies, the communities we serve, and the general public.

We must treat all our resources, including our name, with the respect befitting a valuable asset. We should never use them in ways that could be interpreted as imprudent, improper or for personal gain.

Political Contributions

Individuals are encouraged to participate in political activities of their choosing, individually and on their own time. This participation is completely voluntary, however, and no individual political effort shall be reimbursed or compensated by Quasar.

Financial Responsibility

Quasar's employees', Associated Persons', and RRs' personal financial matters should be handled with prudence at all times. RRs are prohibited from borrowing from customers (other than financial institutions) and suppliers.

Transactions by Employee/Other Insiders in the Securities of US Bancorp (Quasar's parent company)

US Bancorp recognizes the special interest that employees and other insiders may have in owning its securities. US Bancorp is aware of the unique responsibilities arising from the employment relationship relative to such transactions. US Bancorp's policy requires that all purchases of US Bancorp securities generally be made for long-term investment purposes and that no employee may trade in any US Bancorp securities while in possession of material nonpublic information about US Bancorp. Employees and other insiders should contact the Legal Department regarding any questions.


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

Maintaining Confidentiality

It is essential that all employees maintain a professional standard of conduct that assures confidentiality of privileged information and relationships between Quasar and its customers. Confidential information regarding customers and/or employee related information should not be discussed except in the normal transaction of business.

The use of any information stemming from your employment shall be restricted to that which is absolutely necessary for legitimate and proper business purposes of Quasar. Externally, we should protect the privacy of our customer. A random remark with family, friends or acquaintances can form the basis for misinterpretation or otherwise violate the integrity of our customer relationships. Also, information about how we run our business (such as strategic plans, our people and our products) or other nonpublic information about our company or its customers, must be treated with utmost discretion.

Individuals shall not hold discussions or enter into arrangements with competitors regarding competitive policies or other nonpublic information about Quasar. Individuals with doubts about the propriety of any such discussion should consult a member of management.

Proprietary information

While at Quasar, employees, Associated Persons and RRs may produce, develop and/or have access to information, ideas, inventions, techniques, processes, computer software, "know-how," materials, programs, reports, studies, records, data, customer lists, customer information, trade secrets and other information not generally available to the public regarding Quasar and all related entities, their customers, prospective customers, and other third parties (collectively the "Proprietary Information"). The Proprietary Information may be original, duplicated, computerized, memorized, handwritten, or in another form. This information (whether developed or produced by an employee, associated person, or RR, or provided to said persons by Quasar or a customer or other third party), is entrusted to said persons as representatives of Quasar. Employees, Associated Persons and RRs, may not use, duplicate or remove any Proprietary Information except for the sole purpose of conducting business on behalf of Quasar. All records, files, documents and other Proprietary Information employees prepare, use or come into contact with shall remain Quasar's property. Because it is unique and cannot be lawfully duplicated or easily acquired, this information is Quasar's property with trade secret status and protection. Employees, Associated Persons and RRs cannot use, divulge or disclose Proprietary Information to any third party. Under no circumstances should an employee, Associated Person or RR reveal or permit this information to become known by any competitor of Quasar, either during or after employment. Employees, Associated Persons and RRs are expected to use reasonable care to prevent the disclosure or destruction of Proprietary Information which they possess or use. If employment with Quasar is terminated, individuals must return all Proprietary Information.

Employees are paid to work for Quasar and may be using Quasar's facilities and equipment to develop Proprietary Information. As a condition of employment, all employees acknowledge and agree that Proprietary Information is Quasar's sole property and disclaim any rights and interests in any Proprietary Information and assign these rights to Quasar. Additionally, all employees agree to immediately disclose all Proprietary Information to Quasar.

Quasar customer lists, and other customer and/or employee information, are to be treated as highly confidential in all cases. This information cannot be disclosed to any third party or used for any purpose other than performance of job duties for Quasar either during or after employment.

Unauthorized use or duplication of customer lists and other information (including copies in electronic form) is expressly forbidden. Employees may not solicit customers for any other person or entity either during or after employment with Quasar without the express written consent of Quasar's President.


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

Conflict of interest/outside employment activities

Employees of Quasar, Associated Persons, RRs, may not engage in any employment or activity which is in direct competition with Quasar. Registered Representatives must also notify Quasar compliance to update their form U-4 if they participate in any outside business.

Quasar encourages participation in civic affairs including service with constructive and legitimate for-profit and not-for-profit organizations. There are cases, however, in which organizations have business relationships with Quasar or in which the handling of confidential information might result in a conflict of interest. As a result, to avoid potential conflicts of interest, no officer or employee may serve as an official, director or trustee of any for-profit or not-for-profit enterprise without obtaining approval from the Compliance Officer or President.

Fairness in our dealings with all

No employee, Associated Person or RR shall discriminate against fellow employees or customers on the basis of race, color, religion, national origin, gender, age, marital status, disability, sexual orientation, or veteran status or any other characteristics protected by law.

Internally, this means maintaining high standards in our employment practices. We are proud of our standards in such areas as affirmative action, work environment, fair salary administration, benefits, and training opportunities. Our goal is to treat fellow employees with respect, consideration and understanding. Our intention is to foster a climate conducive to a high level of performance through full communication at all levels. We encourage the open discussion of job-related problems and prompt resolution of those problems.

Externally, we must treat customers, potential customers, vendors and the communities we serve with equal respect. This demands fair and courteous service, as well as ethical business conduct and compliance with all laws and regulations. As employees of a customer-driven institution, we have the responsibility to always act in ways that reflect favorably on Quasar. Quasar, is legally precluded from doing anything that can be construed as an unauthorized practice of law. Employees, Associated Persons, RRs, should refrain from offering any advice where they lack professional qualifications.

Fairness and openness in our dealings demand the development, encouragement and maintenance of a positive attitude towards ethical behavior, one important dimension of which is an open appreciation of diversity. It is absolutely essential for us to value and respect differences among the people with whom we interact daily. When we are able to manage effectively our reaction to diversity, we can be more successful in identifying and meeting customer needs, developing effective work relationships and capitalizing on our teamwork thereby increasing productivity.

We must be compelled to conduct our day-to-day business with the highest standards of integrity and we must devote our complete efforts to successfully performing our jobs to ensure the attainment of our goals and objectives. It is in this spirit that all of us at Quasar are expected to act.

Solicitation

Quasar prohibits distribution or solicitation of literature to employees, in working areas as well as while employees are on work time. Non-employees are prohibited from distributing materials or soliciting employees on Quasar property at any time. Company equipment, electronic mail, voice mail, bulletin boards, and any other company property may not be used for solicitation purposes. Exceptions that may exist are United Way, the Fine Arts Fund, Political Action Committee and any other approved corporate sponsored events.


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

Access Persons

As stated at the beginning of this section, Access Persons are expected to comply, not only with this, the Quasar General Code of Ethics, but also with the Code of Ethics for Access Persons - a copy will be provided upon request.






Questions or concerns regarding these issues should be directed to the Quaar Compliance.


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



 Personal Securities Transactions for period ________ 20__ through ________ 20__


                           (Please "TYPE" Name above)

ACQUISITIONS:  (List below)                  |_| If No Purchases during this Quarter (place "X" in box)

----------------- ------------------------ --------------- -------------- -------------------- -------------------
                                                             PER SHARE     TOTAL PRINCIPAL $
      DATE            NAME OF SECURITY     NO. OF SHARES       PRICE         PER SECURITY          BROKER/BANK
----------------- ------------------------ --------------- -------------- -------------------- -------------------
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

DISPOSITIONS:  (List below)                    |_| If No Sales during this Quarter (place "X" in box)

----------------- ------------------------ --------------- -------------- -------------------- -------------------

                                                             PER SHARE     TOTAL PRINCIPAL $
      DATE            NAME OF SECURITY     NO. OF SHARES       PRICE         PER SECURITY          BROKER/BANK
----------------- ------------------------ --------------- -------------- -------------------- -------------------
----------------- ------------------------ --------------- -------------- -------------------- -------------------

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

I acknowledge that the above listed acquisitions and dispositions comprise all transactions executed during the stated quarter for accounts in which I have a beneficial interest.

YOUR SIGNATURE:

DATE:______ (Must be dated within 10 days of the quarter's end, and not before.)

            Return to Quasar Distributors, LLC
            Compliance, 4th Floor Lewis Center


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

                            QUASAR DISTRIBUTORS, LLC
                             POLICIES AND PROCEDURES

                                 CODE OF ETHICS
                              FOR ACCESS PERSONS OF
                            QUASAR DISTRIBUTORS, LLC

                        Effective as of September 1, 2005


I.    DEFINITIONS

      A. "Access person" means any director, officer or employee of the Underwriter who in the ordinary course of his or her business makes, participates in or obtains non-public information regarding the purchase or sale of securities for a Fund, or the portfolio holdings of a fund, or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities.

      B.    "Act" means the Investment Company Act of 1940, as amended.

      C. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. As a general matter, "beneficial ownership" will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security);
            (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

      D. Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

            (i)   securities held in the person's own name;

            (ii) securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

            (iii) securities held by a bank or broker as a nominee or custodian on such person's behalf or pledged as collateral for a loan;

            (iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

            (v) securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

            (vi) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

            (vii) securities held by a trust in which the person is a
                  beneficiary and has or shares the power to make purchase or sale decisions;

            (viii) securities held by a general partnership or limited partnership in which the person is a general partner; and

            (ix) securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.


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

            Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition is subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Exchange Act.

      D. "Compliance Officer" means that in order to meet the requirements of Rule 17j-1 under the Act, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). The officers of the Underwriter will appoint a Compliance Officer to receive and review Reports inaccordance with Section VII below. In turn, the officers of the Underwriter will report to the Board of Directors any material violations of the Code of Ethics in accordance with
            Section X below. the person designated from time to time by the Underwriter.

      E. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. As a general matter, "control" means the power to exercise a controlling influence. The "power to exercise a controlling influence" is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity shall be presumed to control such entity.

      F. "Fund" means an investment fund registered under the Act that has retained Quasar Distributors, LLC as its principal underwriter.

      G. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

      H. "Restricted List" means a list of securities that from time to time are not to be acquired by access persons and which list will be maintained by the Underwriter.

      I. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include: common stocks, preferred stocks, and debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; and shares of closed-end investment companies and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security. The term "Security" also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded. It shall not include shares of registered open-end investment companies; direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and such other money market instruments as designated by the Underwriter's Board of Directors.

      J.    "Underwriter" means Quasar Distributors, LLC.


II.   GENERAL FIDUCIARY PRINCIPLES

      In addition to the specific principles enunciated in this Code of Ethics, all access persons shall be governed by the following general fiduciary principles:

      A. to all times to place the interests of Fund shareholders ahead of personal interests;

      B. to conduct that all personal securities transactions consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

      C.    to not take inappropriate advantage of their positions.

      D.    to comply with all applicable federal and state securities laws.

III.  EXEMPTED TRANSACTIONS

      The prohibitions of Sections IV and V of this Code of Ethics shall not apply to:

      A. Purchases or sales of securities which are not eligible for purchase or sale by any Fund;

      B. Purchases or sales which are non-volitional on the part of either the access person or a Fund;

      C.    Purchases which are part of an automatic dividend reinvestment plan;

      D. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer and sales of such rights so acquired; and

      E. Purchases or sales which receive the prior approval of the President of the Underwriter, after consultation with the Compliance Officer, because (i) they are only remotely harmful to the Underwriter or a Fund; (ii) they would be very unlikely to affect a highly institutional market; or (iii) they clearly are not related economically to the securities to be purchased, sold or held by a Fund.

IV.   PROHIBITED ACTIVITIES

      A. No access person shall purchase or sell any securities which were purchased or sold by the Fund within seven (7) days of the purchase or sale of the security by the Fund.

      B. No access person shall sell any security which was originally purchased within the previous sixty (60) days.

      C. No access person shall acquire any securities in an initial public offering.

      D. No access person shall acquire securities pursuant to a private placement without prior approval from the Underwriter's President after consultation with the Compliance Officer. In determining whether approval should be granted, the following should be considered:

            (1) whether the investment opportunity should be reserved for a Fund and its shareholders; and

            (2) whether the opportunity is being offered to an individual by virtue of his/her position with the Underwriter.

            In the event approval is granted, the access person must disclose the investment when he/she plays a material role in a Company's subsequent consideration of an investment in the issuer. In such circumstances, the Company's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

      E. No access person shall profit from the purchase and sale, or sale and purchase, of the same, or equivalent, securities within sixty
            (60) calendar days unless the security is purchased and sold by a Fund within sixty (60) calendar days and the access person complies with Section IV(B). For purposes of applying the 60-day period, securities will be subject to this 60-day short-term trading ban only if the actual lot was purchased and sold, or sold and purchased, within such period. Any profits realized on such short-term trades must be disgorged by the access person; provided, however, that the Underwriter's Board of Managers may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

      F. No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Underwriter. Such prohibition shall not apply to seasonal gifts made generally available to all employees at the Underwriter's business office or to meals and/or entertainment provided in the ordinary course of business and consistent in cost with the Underwriter's standards for employee expenditures.

      G. No access person shall serve on the board of directors of publicly traded companies, unless the access person receives prior authorization from the Underwriter's Board of Managers based upon a determination that the board service would be consistent with the interests of the Underwriter. In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions by a "Chinese wall."

V.    POLICY ON SECURITY OWNERSHIP

      In addition to the prohibitions contained in Section IV hereof, it is the general policy of the Underwriter that no access person shall have any direct or indirect beneficial ownership of any security which is also owned by a Fund or unless said access person complies with Section V(A), or any security which is on the Restricted List. Upon the discovery by the Underwriter or any access person that an access person has direct or indirect beneficial ownership of a security which is on the Restricted List, such access person shall promptly report such fact to the Compliance Officer, and may be required to divest himself or herself of such ownership if the Compliance Officer determines that any significant conflict of interest or potential conflict of interest exists as a result of such ownership or that such ownership results in a breach of other policies or agreements of the Underwriter.

VI.   ACCESS PERSON REPORTING

      A. All securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by the Compliance Officer. The Compliance Officer's compliance with this Code of Ethics shall be monitored by the Underwriter's President.

      B. Every access person shall, at least on a quarterly basis, report to the Compliance Officer the information described in Section VI(C) of this Code of Ethics with respect to the transactions and accounts in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

      C. Quarterly Transaction Reports. Every report required to be made by Sections VI(B) and VI(C) of this Code of Ethics shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (1)   Reports containing personal securities transacations;

            (i) The date of the transaction, the title an type of the security, and as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares, and the principal amount of each security involved;

            (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (iii) The price at which the transaction was effected;

            (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

            (v)   The date that the report is submitted by the access person.

            (2.)  Reports by acces persons having zero transactions

            (i.) Individual transaction information reporting obligations may be met by forwarding a duplicate confirmation to the Compliance Officer.

            The report shall also contain the following information with respect to any account established by an access person or other beneficial account during the quarter:

            1) The name of the broker, dealer or bank with whom the access person established the account;

            2)    The date the account was established; and

            3)    The date that the report is submitted by the access person.

            A form which may be used to meet the access person reporting requirement is attached hereto as Appendix 1.

      D. Initial Holdings and Annual Reports. In addition to the reporting requirements of Sections VI(B), and VI(C), every access person shall also disclose to the Compliance Officer all beneficial securities holdings within ten calendar days after becoming an access person (and the information must be current as of no more than forty-five
            (45) days prior to becoming an access person) and thereafter on an annual basis (for Annual Reports the information must be current as of a date no more than forty-five (45) days prior to the date of the Report). Such disclosures shall be made on the form attached hereto as Appendix 3. Each such access person also shall sign an acknowledgment, attached hereto as Appendix 4, to affirm that they have received and reviewed this Code of Ethics and any amendments hereto.

      E. Any report filed pursuant to this Section VI may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      F. In addition to the reporting requirements of Sections VI(B), VI(C) and VI(D), VI(E) every access person shall direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of all beneficial securities transactions and copies of periodic statements for all securities accounts in which such access person has a beneficial ownership interest. Attached hereto as Appendix 2 is a form of letter that may be used to request such documents from the respective broker, dealer, or bank. It is the responsibility of the access person to make sure that his or her broker does in fact send to the Compliance Officer the duplicate confirmations and the duplicate statements. The attached forms, confirmations and statements will be maintained in strictest confidence in the files of the Compliance Officer.

      H. Every access person subject to the Code shall report any vilolations of the Code to the firm's Chief Compliance Officer or a designee.


VII.  ADVANCE CLEARANCE

      A. Advance clearance is required for all securities transactions in which an access person has or as a result of such transaction will have a beneficial ownership interest, excluding (i) transactions exempt under Sections III (B) and III(C), provided the access person is not advised of the transactions in advance and does not participate in the decision-making related thereto or transactions exempt under Sections III(D). A form provided for advance clearance is attached hereto as Appendix 5.

      B. Advance clearance requests should be submitted in writing in duplicate to the Compliance Officer who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise. Approval shall only be given when the compliance officer or designee giving it has determined that the intended transaction does not fall within any of the prohibitions in this Code of Ethics. One copy of the advance clearance request will be returned to the access person showing approval or disapproval and one copy will be retained by the Compliance Officer.

      C. The authorization provided by the Compliance Officer is effective until the earlier of (i) its revocation, (ii) the close of business on the third trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Thursday), or (iii) the access person learns that the information in the advance clearance request is not accurate. If the order for the securities transaction is not placed within that period, a new advance authorization must be obtained before the transaction is placed. If the transaction is placed but has not been executed within three trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order amends it in any way.


VIII. INSIDER TRADING

      A. No access person shall purchase or sell Fund Shares while in possession of material non-public information regarding the Fund. The Compliance Officer may from time to time deny access persons the ability to buy or sell Fund Shares if the Compliance Officer, in his or her sole discretion, determines that it is likely that such person has possession of material non-public information or that it would be otherwise inadvisable, in his or her sole discretion, for such transaction to occur. The Compliance Officer should, together with the Underwriter's legal counsel, be available to consult as to whether an access person is likely to be in possession of material non-public information.

IX.   COMPLIANCE WITH THE CODE OF ETHICS

      A. The Compliance Officer shall identify each access person and notify them of their reporting obligations under the Code. The Compliance Officer shall maintain a list of all access persons of the Underwriter in substantially the form set forth in Appendix 6.

      B. All access persons shall certify annually in the form attached hereto as Appendix 7 that:

            (1) They have read and understand this Code of Ethics and any amendments hereto and recognize that they are subject thereto; and

            (2) They have complied with the requirements of this Code of Ethics and any amendments and disclosed or reported all personal securities transactions and accounts required to be disclosed or reported pursuant thereto.

      C. The Underwriter's compliance officer, President, or other designee shall prepare a quarterly report to the Fund's Board of Directors, and an annual report to the Underwriter's Board of Managers, which shall:

            (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past quarter
                  (year);

            (2) Identify any violations requiring significant remedial action during the past quarter (year); and

            (3) Identify any recommended changes in existing restrictions or procedures based upon the Underwriter's experience under this Code of Ethics, evolving industry practices or developments in laws or regulations; and

            (4) Identify any exceptions to the Code of Ethics that were granted during the past quarter (year).

X.    SANCTIONS

         Upon discovering a violation of this Code of Ethics, the Board of Managers of the Underwriter may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, disgorgement of profits or termination of the employment of the violator.

XI.      OTHER PROCEDURES

         Other policies and procedures of the Underwriter relating to securities transactions, including, without limitation, policies relating to insider trading, shall remain in full force and effect and shall not be affected by adoption of this Code of Ethics. To the extent of any inconsistencies between this Code of Ethics and any such other policies, this Code of Ethics shall control.

                                                                      Appendix 1


           THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS OF QUARTER END


ACCESS PERSON TRANSACTION RECORD for
                                                                   (Name)
FOR CALENDAR QUARTER ENDED
                                                                   (Date)

I HAVE REPORTED BELOW ALL TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE CODE OF ETHICS DATED SEPTEMBER 1ST, 2005.


                            I. TRANSACTION REPORTING

Check if applicable:   ( )  I had no reportable transactions during the quarter.
                       ( )  All transactions required to be reported have
                            been provided to the Compliance Officer through duplicate confirmations and statements.


                                  Transactions

             Security      Ticker Symol or     Nature of                 Broker
 Date          Name         CUSIP Number      Transaction      Price      ame
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         (attach additional sheets if necessary)

      (Date)                                   (Access Person's Signature)
      --------------------------------------------------------------------

                              II. ACCOUNT REPORTING

                    Securities Accounts Opened During Quarter


|_| I did not open any securities account with any broker, dealer or bank during the quarter; or |_| I opened a securities account with a broker, dealer or bank during the quarter as indicated below. |_| There have been no securities accounts in which I have no direct or indirect beneficial interest with any broker, dealer or bank open during the quarter.

         Date Account                                     Broker, Dealer or Bank
         Was Established                                          Name
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------









      Date: X:________________________________ (Access Person's Signature)



--------------------------------------------------------------------------------

      Compliance Officer Use Only
      REVIEWED:
                                     (Date)                     Signature)

         FOLLOW-UP ACTION (if any) (attach additional sheet if required)

--------------------------------------------------------------------------------

                                                                      Appendix 2


                    Form of Letter to Broker, Dealer or Bank

                                     [Date]

[Broker Name and Address]

         Subject:          Account #



Dear              :

      I am affiliated with Quasar Distributors, LLC, a principal underwriter to registered investment companies, and am an access person of such underwriter. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Quasar Distributors, LLC. Please address the confirmations and statements directly to:

      Ms. Teresa Cowan, Compliance Officer
      Quasar Distributors, LLC
      615 East Michigan Street, 2nd Floor
      Milwaukee, WI  53202

      Your cooperation is most appreciated. If you have any questions regarding these requests, please contact Sarah Dobbe of Quasar Distributors, LLC at (414) 287-3720 or me.

                                                       Sincerely,


                                                       [Name of Access Person]


cc: Quasar Distributors, LLC

                                                                      Appendix 3

                             INITIAL HOLDINGS REPORT
                             ANNUAL HOLDINGS REPORT
                          PERSONAL SECURITIES HOLDINGS

         In accordance with Section VII of the Code of Ethics, please provide a list of all accounts in which you have a beneficial interest.

(1)   Name of Access Person:

(2) If different than (1), name of the person in whose name the account is held:

(3)   Relationship of (2) to (1):

(4)   Broker at which Account is maintained:

(5)   Account Number:

(6)   Contact person at Broker and phone number:

(7) For each account, if not previously provided to the Compliance Officer, attach the most recent account statement listing securities in that account. If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

Title/Name of         Number               Value/               Broker-dealer
  Security          of Shares          Principal Amount           or bank
--------------------------------------------------------------------------------
1.

2.

3.

4.

5.

                      (Attach separate sheet if necessary)

      I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest, including those held in accounts of my immediate family residing in my household.


                                              ----------------------------------
                                              Access Person Signature

Dated:
                                              ----------------------------------
                                              Print Name

                                                                      Appendix 4

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


      I acknowledge that I have received and reviewed the Code of Ethics dated September 1 2005, and represent:

      1. In accordance with Section VII of the Code of Ethics, I will report all required securities transactions and securities accounts in which I have a beneficial interest.

      2.    I will comply with the Code of Ethics in all other respects.


                                              ----------------------------------
                                              Access Person Signature


                                              ----------------------------------
                                              Print Name


      Dated:

                                                                      Appendix 5

                ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

Background:

         The Code of Ethics states that advance clearance is required for all securities transactions in which an access person has a beneficial ownership interest.

Clearance/Review Request:

1.    Name of Access Person:

2. If different than (1), name of person in whose account the trade will occur:

3.    Relationship of (2) to (1):

4.    Name of Security and Symbol/CUSIP:

5. Maximum number of shares or units to be purchased or sold or amount of bond:

6.    Check if applicable: Purchase ____  Market Order ____

                           Sale     ____  Limit Order  ____ (Limit Order Price:)

7.    For a Sale, Date of Purchase of Lot(s) Being Sold

To:   Compliance Officer         From:

                                 Date:                   Time:

      I (or the account in which I have a beneficial ownership interest) intend to purchase/sell the above-named Security (on date if other than above: / / ).


      I confirm that to the best of my knowledge, the proposed transaction is in compliance with the Code of Ethics.

Access Person Signature:
                         ------------------------

Date:
     --------------------

--------------------------------------------------------------------------------

Approved: |_|   No: |_|
Compliance Officer Signature:
                             ----------------------
Date:

--------------------------------------------------------------------------------


Original to Compliance Officer
Copy to Access Person

                                                                      Appendix 6


                            Quasar Distributors, LLC

                             List of Access Persons


----------------------------- ----------------------- --------------------------
Name                          Status                  Date Added
----------------------------- ----------------------- --------------------------

----------------------------- ----------------------- --------------------------

----------------------------- ----------------------- --------------------------

----------------------------- ----------------------- --------------------------

----------------------------- ----------------------- --------------------------

----------------------------- ----------------------- --------------------------

                                                                      Appendix 7


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS


      I certify that during the past year:

      1. I have read and I understand the Code of Ethics and any amendments and I recognize that I am subject thereto for the periods that they are in effect.

      2. I have read and I understand any amendments to the Code of Ethics and any amendments.

      3. In accordance with Section VII of the Code of Ethics, I have reported all securities transactions and securities accounts in which I have a beneficial interest, except to the extent disclosed on the attached schedule if applicable and any amendments.

      4. I have complied with the Code of Ethics and any amendments in place during the 2005 year.



                                              ----------------------------------
                                              Access Person Signature


                                              ----------------------------------
                                              Print Name


      Dated:
            --------------------